UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 10, 2011
HALOZYME THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32335	88-0488686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11388 Sorrento Valley Road, San Diego, California	92121

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 794-8889
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreements.
     Effective June 10, 2011, Halozyme Therapeutics, Inc. (“Halozyme”), through its subsidiary Halozyme, Inc., entered into (i) an Amended and Restated Lease (the “11388 Lease”) with BMR-11388 Sorrento Valley Road LLC (as successor-in-interest to BC Sorrento, LLC) (“BMR-11388”), for approximately 27,575 square feet of space in office and research facilities located at 11388 Sorrento Valley Road, San Diego, California, and (ii) a Lease (the “11404/11408 Lease”) with BMR-Sorrento Plaza LLC (“BMR”) for approximately 30,371 square feet of space in office and research facilities located at 11404 and 11408 Sorrento Valley Road, San Diego, California (collectively, the “New Leases”). Pursuant to the New Leases, Halozyme is effectively committing to extend its tenancy at its existing facilities for an additional five years. By doing so, Halozyme will receive a total tenant improvement allowance of $300,000 under the New Leases and a cash payment from BMR-11388 in the sum of $97,791. In addition, the landlords are committing to perform certain upgrades to the building systems pursuant to the New Leases.
     Halozyme previously leased the same office and research facilities located at 11388 Sorrento Valley Road under a lease agreement with BC Sorrento, LLC (the “Original Lease”). BMR-11388 is the successor-in-interest to BC Sorrento, LLC. In connection with the execution of the 11388 Lease, Halozyme is restructuring the remaining rent obligations under the Original Lease so that it will enjoy the benefits of free rent and reduced rent during the next 19 months. The 11388 Lease superseded the Original Lease in its entirety. The 11388 Lease commences in June 2011. Halozyme will pay base rent to BMR-11388 under the 11388 Lease beginning in December 2011, as set forth below. Halozyme will also pay a 76.73% pro rata share of operating costs, insurance costs, costs of utilities and real property taxes for the building and common area covered by the 11388 Lease.

Monthly Base
Period	Rent
June 1, 2011 — November 30, 2011	$0
December 1, 2011 — December 31, 2012	$37,502
January 1, 2013 — January 14, 2014	$64,801
January 15, 2014 — January 14, 2015	$66,421
January 15, 2015 — January 14, 2016	$68,082
January 15, 2016 — January 14, 2017	$69,784
January 15, 2017 — January 14, 2018	$71,528
     Halozyme’s current occupancy of the buildings located at 11404 and 11408 Sorrento Valley Road is pursuant to a sublease agreement with Avanir Pharmaceuticals that expires on January 14, 2013. The 11404/11408 Lease will commence on January 15, 2013 so that Halozyme’s occupancy of space in those buildings is uninterrupted. Halozyme will pay base rent to BMR under the 11404/11408 Lease beginning in January 2013, as set forth below. Halozyme will also pay a 97.39% pro rata share of operating costs, insurance costs, costs of utilities and real property taxes for the buildings and common area covered by the 11404/11408 Lease.

Monthly Base
Period	Rent
January 15, 2013 — January 14, 2014	$71,372
January 15, 2014 — January 14, 2015	$73,156
January 15, 2015 — January 14, 2016	$74,985
January 15, 2016 — January 14, 2017	$76,860
January 15, 2017 — January 14, 2018	$78,781
     The preceding description of the New Leases is a summary of the material terms of the New Leases and does not purport to be complete, and is qualified in its entirety by the copies of the New Leases which are attached as exhibits to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Lease (11388 Sorrento Valley Road), effective as of June 10, 2011

10.2	Lease (11404 and 11408 Sorrento Valley Road), effective as of June 10, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halozyme Therapeutics, Inc.
June 16, 2011	By:	/s/ Kurt Gustafson
Kurt Gustafson
Vice President, Secretary and Chief Financial Officer